EXHIBIT 99.1

Predictive Oncology Inc. Announces Private Placements of $344 Million to Initiate a Digital Asset Treasury Strategy Focused on Aethir (ATH) Tokens

Shawn Matthews, CEO of DNA Holdings and Former CEO of Cantor Fitzgerald, will join the Board of Directors upon the closing of the private placements

Predictive Oncology continues to execute on its artificial intelligence and machine learning business to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide

PITTSBURGH, Sept. 29, 2025 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (“Predictive Oncology” or the “Company”) (Nasdaq: POAI) today announced the pricing of two private placement transactions to support its adoption of a digital asset treasury strategy under which the principal holding will be ATH, the native utility token of the Aethir ecosystem.

Transaction Overview

The Company to raise an aggregate of approximately $344.4 million in two private investment in public equity transactions (“PIPEs”) for the purchase and sale of (i) an aggregate of approximately 66.7 million shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) for a purchase price of $0.7751 per share (the “Offering Price”) of common stock (or per pre-funded warrant in lieu thereof) for aggregate cash gross proceeds of approximately $51.7 million (the “Cash PIPE”), and (ii) pre-funded warrants to purchase up to 223.6 million shares of common stock for a purchase price equal to the Offering Price minus $0.01 per pre-funded warrant in exchange for approximately $292.7 million in notional value representing $173.3 million in discounted value, of in-kind contributions of locked and unlocked Aethir tokens (the “Crypto PIPE”). The pre-funded warrants to be issued in the Crypto PIPE will become exercisable immediately following the Company’s receipt of shareholder approval for the exercise of such pre-funded warrants. The PIPEs are expected to close concurrently on or about October 2, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the in-kind contribution of ATH to fund the Company’s digital asset treasury strategy and to use the remaining net proceeds from the PIPEs primarily to fund the acquisition of ATH in the open market in further support thereof, as well as for working capital and general corporate purposes.

DNA Holdings Venture, Inc. will serve as the Company’s strategic advisor and consultant for the Company’s digital asset treasury.

Aethir operates one of the world’s largest decentralized GPU networks, offering enterprise-grade AI infrastructure with approximately 40–80% cost savings compared to traditional and neocloud providers. The network spans 435,000 GPU containers across 200+ locations in 93 countries, enabling global access to Nvidia GPUs-as-a-Service. This infrastructure powers researchers, start-ups, and enterprises with rapid deployment (24–48 hours instead of months), ensuring they can scale AI workloads quickly and efficiently.

To expand this reach, the Company’s digital asset treasury will manage ATH tokens, leveraging Aethir’s flywheel model by facilitating rapid deployment and monetization of compute resources across Web2 and Web3 enterprise verticals. ATH tokens provide the utility, rewards, and access to high-end GPU compute resources. Compute providers stake ATH as collateral, ensuring service level adherence and enabling rapid deployment.

For each ATH token purchased by the Company on the open market, whether through a centralized exchange or a decentralized exchange operating on the Ethereum Network, the DCI Foundation will grant to the Company an additional 20% of the number of ATH tokens so purchased. This utility-driven model directly links ATH token value to real-world infrastructure demand, democratizing access to AI infrastructure.

“Our partnership with Aethir represents a seminal event for Predictive Oncology and we believe it creates an outstanding opportunity for the Company and our shareholders to solidify and expand our core business while embarking upon an incremental growth opportunity through our digital asset treasury strategy,” commented Raymond Vennare, Chief Executive Officer and Chairman of the Board of Predictive Oncology.

“With the planned adoption of the Company’s digital asset strategy, we will be able to establish the world’s first Strategic Compute Reserve. The Company will act not just as a digital asset treasury, but through its planned holdings of ATH, it will be able to function as an operator on the Aethir ecosystem that we believe will strengthen Aethir’s ability to provide the global infrastructure layer for the future of AI,” said Dan Wang, Co-Founder and CEO of Aethir.

Advisors

DNA Holdings Venture Inc. is acting as the strategic advisor and an investor in the Cash PIPE.

H.C. Wainwright & Co. is acting as the exclusive placement agent in connection with the PIPEs.

DLA Piper LLP (US) is serving as counsel to the Company.

Shepphard, Mullin, Richter & Hampton LLP, is serving as counsel to DNA Holdings Venture, Inc., the Company’s strategic advisor.

Disclaimer

The offer and sale of the foregoing securities in the PIPEs were made in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the PIPEs may not be re-offered or re-sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Concurrently with the execution of the securities purchase agreements for the PIPEs, the Company and the investors entered into a registration rights agreement pursuant to which the Company agreed to file one or more registration statements with the Securities and Exchange Commission registering the resale of the securities to be issued or issuable in connection with the PIPEs.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

On September 19, 2025, the Company’s stockholders approved a one-for-fifteen (1-for-15) reverse stock split of the Company’s common stock which will become effective at 12:01 a.m. on Tuesday, September 30, 2025. All share and price per share information included in this press release is presented on a pre-split basis and the exercise price of $0.01 for the pre-funded warrants will not be adjusted upon the reverse stock split.

About Predictive Oncology

Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complimented by its wholly owned CLIA laboratory facility. Predictive Oncology is headquartered in Pittsburgh, PA.

The Company will initiate a digital asset treasury strategy focused on accumulating ATH, the native utility token of the Aethir ecosystem.

About Aethir

Aethir is a leading AI decentralized physical infrastructure network (“DePIN”) developed by DCI Foundation, a Panama foundation company which provides graphics processing units (“GPUs”) as-a-Service at enterprise scale for applications including artificial intelligence computation, gaming and cloud workloads. Aethir’s mission is to democratize access to AI infrastructure through its globally distributed network. Due in part to the decentralized nature of the Aethir network, Aethir can facilitate the provision of GPU compute power at a significant discount to established centralized GPU compute providers, such as AWS and Google Cloud. ATH is a utility token used for GPU rentals, staking, validation and the provision of ecosystem rewards on the Aethir network. ATH functions as a proxy for a unit of GPU compute power, and serves as a medium of exchange and unit of incentives for participants in the Aethir network. Participants in the Aethir network can generate yield or other rewards by staking or lending ATH or by otherwise serving as a source of ATH liquidity.

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that the proposed private placements and the transactions described herein may not be completed in a timely manner or at all, the failure to realize the anticipated benefits of the private placement and related transactions, including the Company’s proposed digital asset treasury strategy, economic conditions, fluctuations in the market price of ATH and other digital assets, the impact on the Company’s business of the evolving regulatory environment, the ability of the Company to execute on its digital asset treasury strategy and implications for shareholders and for the Company’s core business, the ability of the Aethir ecosystem to perform in a manner consistent with projections, receipt of shareholder approval for the exercise of the pre-funded warrants issued in connection with the Crypto PIPE and related matters, market and other conditions, as well as other factors. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertake no duty to update such information except as required under applicable law.

Investor Relations Contact:
Michael Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com